As filed pursuant to Rule 424(b)(5)
Registration No. 333-198659

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 1, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 24, 2014)

$25,000,000

Emergent Capital, Inc.

    % Senior Notes due 2021

We are offering $25.0 million in aggregate principal amount of     % senior notes due 2021 (the “Notes”) pursuant to this prospectus supplement. The Notes will mature on February 15, 2021. We will pay interest on the Notes quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2016. We may redeem the Notes, in whole or in part, at any time or from time to time on or after February 15, 2018 at a redemption price in cash equal to 105% of the principal amount redeemed from February 15, 2018 to February 14, 2019; 103% of the principal amount redeemed from February 15, 2019 to February 14, 2020; and 101% thereafter of the principal amount redeemed, in each case plus accrued and unpaid interest to, but not including, the redemption date. Upon a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding Notes at a repurchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement. The Notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.

The Notes will be our general obligations and will rank equal in right of payment with all of our other existing and future senior unsecured debt and senior to any other debt expressly made subordinate to the Notes. Except to the extent of the collateral in a pledge and escrow account, pledged to secure four interest payments, the Notes will effectively rank junior in right of payment to our secured debt to the extent of the assets securing such debt and will be structurally subordinated to all existing and future liabilities of our subsidiaries.

We have applied to list the Notes on the NASDAQ Global Market under the trading symbol “EMGB.” If the application is approved, we expect trading in the Notes on the NASDAQ Global Market to begin within 30 days after the Notes are first issued. The Notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not reflected in the trading price. Currently, there is no public market for the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement as well as the risk factors included in our periodic reports for a discussion of certain risks that you should consider in connection with an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)(2)
Underwriting discount(3)
Proceeds, before expenses, to us(1)

(1)	Plus accrued interest, if settlement occurs after February , 2016.
(2)	After the initial offering of the Notes, the representatives of the underwriters may change the public offering price provided that no such change shall change the amount of proceeds to be received by us.
(3)	See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

In addition, the underwriters may purchase up to an additional $         million in aggregate principal amount of the Notes at the public offering price, less the underwriting discount payable by us to cover over-allotments, if any, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, we will pay a total underwriting discount of $         and will receive total proceeds (before expenses) of $         .

We expect that delivery of the Notes will be made to investors on or about February     , 2016 in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants.

Ladenburg Thalmann	Compass Point

The date of this prospectus supplement is February     , 2016.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we issue. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we issue. We have not, and the underwriters have not, authorized anyone to give you any other information. We and the underwriters take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus we issue do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any related free writing prospectus we issue constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we issue is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any related free writing prospectus we issue is delivered or securities are sold on a later date. Our business, financial condition, prospectus and results of operations may have changed since those respective dates.

When we say “we,” “our” or “us,” we mean Emergent Capital, Inc. and our consolidated subsidiaries, except that when we refer to the issuer of the Notes, we mean only Emergent Capital, Inc. When we say “you,” without any further specification, we mean any party to whom this prospectus supplement is delivered, including a holder in street name.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, and in accordance therewith, we file periodic reports and proxy statements with the Securities and Exchange Commission, referred to in this prospectus supplement as the SEC. All reports, proxy statements and the other information that we file with the SEC may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and our website at www.emergentcapital.com. Information on our website is not incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus incorporate by reference information we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the Notes (other than information in documents that is deemed not to be filed):

•	our annual report on Form 10-K for the year ended December 31, 2014;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	our current reports on Form 8-K filed on January 22, 2015 (excluding Item 7.01 and the exhibits relating thereto), February 6, 2015 (excluding Item 7.01 and the exhibits relating thereto), May 14, 2015, May 21, 2015, May 27, 2015, May 28, 2015, June 17, 2015, July 16, 2015 (excluding Item 7.01 and the exhibits related thereto), September 1, 2015, September 11, 2015, October 15, 2015, November 2, 2015, November 10, 2015 (excluding Item 7.01 and the exhibits related thereto) and January 4, 2016 (excluding Item 7.01 and the exhibit related thereto).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Emergent Capital, Inc.

Attn: Investor Relations

5355 Town Center Road, Suite 701

Boca Raton, Florida 33486

(561) 995-4200

S-iii

FORWARD-LOOKING INFORMATION

The statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts are forward-looking statements and, with respect to Emergent Capital, Inc., within Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, management’s beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “should” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or, if applicable, the date of the applicable document incorporated by reference.

Factors that could cause our actual results to differ materially from those indicated in our forward-looking statements include, but are not limited to, the “Risk Factors” in this prospectus supplement and in the periodic reports that we file with the SEC as well as the following:

•	our ability to obtain financing on favorable terms or at all;

•	our ability to receive distributions from policy proceeds from life insurance policies pledged as collateral under our revolving credit facilities;

•	our ability to meet our debt service obligations;

•	continuing costs associated with an investigation by the SEC and an investigation by the Internal Revenue Service (the “IRS”);

•	cost and delays in the receipt of death benefits from our portfolio of life insurance policies;

•	costs related to obtaining death benefits from our portfolio of life insurance policies;

•	our ability to continue to comply with the covenants and other obligations, including the conditions precedent for additional fundings, under our revolving credit facilities;

•	increases in premiums on, or the cost of insurance of, life insurance policies that we own;

•	changes to actuarial life expectancy tables;

•	changes in general economic conditions, including inflation, and changes in interest or tax rates;

•	our results of operations;

•	our ability to continue to make premium payments on the life insurance policies that we own;

•	inaccurate estimates regarding the likelihood and magnitude of death benefits related to life insurance policies that we own;

•	lack of mortalities of insureds of the life insurance policies that we own;

•	increases to the discount rates used to value the life insurance policies that we own;

•	changes in mortality rates and inaccurate assumptions about life expectancies;

•	changes in life expectancy calculation methodologies by third party medical underwriters;

•	the effect on our financial condition as a result of any lapse of life insurance policies;

S-iv

•	our ability to sell the life insurance policies we own at favorable prices, if at all;

•	adverse developments in capital markets;

•	deterioration of the market for life insurance policies and life settlements;

•	increased carrier challenges to the validity of our owned life insurance policies;

•	adverse court decisions regarding insurable interest and the obligation of a life insurance carrier to pay death benefits or return premiums;

•	challenges to the ownership of the life insurance policies in our portfolio;

•	changes in laws and regulations regarding the life settlements industry and related activities;

•	deterioration in the creditworthiness of the life insurance companies that issue the policies included in our portfolio;

•	regulation of life settlement transactions as securities;

•	liabilities associated with our legacy structured settlement business;

•	our failure to maintain the security of personally identifiable information pertaining to insureds and counterparties;

•	disruption or breaches of our information technology systems;

•	loss of the services of any of our executive officers; and

•	the effects of United States involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before investing. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus in its entirety before you decide whether to invest.

Our Company

We were founded in December 2006 as a Florida limited liability company and, in connection with our initial public offering in February 2011, Imperial Holdings, Inc., a Florida corporation, succeeded to the business of Imperial Holdings, LLC and its assets and liabilities. Effective September 1, 2015, we changed our name to Emergent Capital, Inc.

We own and manage a portfolio of life insurance policies, also referred to as life settlements. We primarily earn income on these policies from changes in their fair value and through death benefits when a policy matures. At September 30, 2015, we owned 634 policies with an aggregate death benefit of approximately $3.0 billion and a fair value of $457.8 million, with indebtedness of $285.7 million. At December 31, 2015, we owned 632 policies with an aggregate death benefit of approximately $3.0 billion and estimate their fair value between $450 million and $474 million, with estimated indebtedness of $298.2 million. In addition to our life settlements, we had cash and cash equivalents of $40.4 million and $22.8 million at September 30, 2015 and December 31, 2015, respectively.

We acquired the life insurance policies in our portfolio through a combination of direct policy purchases from the original policy owners (the secondary market), purchases of policies owned by other institutional investors (the tertiary market) and policy surrenders or foreclosures in satisfaction of loans issued under our legacy premium finance business. We use a probabilistic method of valuing life insurance policies, meaning we apply an individual insured’s probability of survival and probability of death to the required premiums and net death benefit of the insured’s life insurance policy to extrapolate the likely cash flows from the policy over the insured’s life expectancy. These likely cash flows are then discounted using a net present value formula. We believe this to be the preferred valuation method at the present time in the industry.

Until a policy matures, we must pay ongoing premiums to keep that policy in force and to prevent it from lapsing. At September 30, 2015, 439 of the policies in our portfolio, with an aggregate death benefit of approximately $2.2 billion and an estimated fair value of approximately $327.4 million are pledged under a $250.0 million revolving credit agreement (the “White Eagle Revolving Credit Facility”) entered into by our indirect subsidiary, White Eagle Asset Portfolio, LP (“White Eagle”). Additionally, 157 of our policies, with an aggregate death benefit of approximately $604.8 million and an estimated fair value of approximately $117.4 million at September 30, 2015, are pledged as collateral under a $110.0 million revolving credit agreement (the “Red Falcon Revolving Credit Facility” and, together with the White Eagle Revolving Credit Facility, the “Revolving Credit Facilities”) entered into by Red Falcon Trust (“Red Falcon”). Red Falcon is a Delaware statutory trust formed by an Irish subsidiary that we own. Borrowings under the Revolving Credit Facilities fund the payment of premiums on the life insurance policies that have been pledged as collateral for the facilities. Proceeds from policies pledged under the Revolving Credit Facilities will first be used to pay service providers and interest. Thereafter, distributions to us from available proceeds from life insurance policies that have been pledged under the Revolving Credit Facilities will vary based on the respective then current loan to value ratio of each facility. Additionally, at September 30, 2015, we owned 38 policies with an aggregate death benefit of approximately $190.3 million and an estimated fair value of approximately $13.0 million which are not pledged under the Revolving Credit Facilities or to another lender.

During the nine months ended September 30, 2015, we acquired 41 life insurance policies with an aggregate face amount of $119.9 million, which resulted in a gain of approximately $5.9 million. During the nine months ended September 30, 2015, 14 life insurance policies with face amounts totaling $53.5 million matured, resulting in a gain of $40.2 million on these policies. We continue to believe that there are accretive opportunities to grow our existing portfolio of life settlements and intend, subject to our liquidity needs, to use a portion of the proceeds from this offering to selectively deploy capital in both the secondary and tertiary life settlement markets.

More comprehensive information about us and our financial information is available through our website at www.emergentcapital.com and in our recent filings with the SEC. For additional information, see the sections in this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The information on our website is not incorporated by reference into this prospectus supplement.

Our office is located at 5355 Town Center Road, Suite 701, Boca Raton, Florida 33486, and our telephone number is (561) 995-4200.

Certain Portfolio Metrics

The weighted average age and life expectancy of the insureds in our portfolio was 81.2 years and 10.0 years, respectively, at September 30, 2015, with $560.0 million in policy benefits on insureds over the age of 85. Approximately 97% of the policies in our portfolio were issued by insurance carriers with an investment grade rating.

During the nine months ended September 30, 2015, 14 life insurance policies with face amounts totaling $53.5 million matured and we paid approximately $48.2 million in premiums to maintain our portfolio. In comparison, for the year ended December 31, 2014, seven life insurance policies with face amounts totaling $25.5 million matured and we paid approximately $55.5 million in premiums to maintain our portfolio and for the year ended December 31, 2013, four life insurance policies with face amounts totaling $14.1 million matured and we paid approximately $65.1 million in premiums. As our portfolio of policies continues to age, we expect that collections from maturities will eventually begin to significantly exceed our premium outlay.

The Offering

This section summarizes the principal legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes in this prospectus supplement under the heading “Description of the Notes” and the more general description found in the prospectus under the heading “Description of Debt Securities” before investing in the Notes. Capitalized terms used in this section and in “Description of the Notes” and not otherwise defined shall have the meanings given to them in the accompanying base prospectus or the indenture governing the Notes. In this section entitled “The Offering,” the terms “we,” “us,” “the issuer” and “our” refer only to Emergent Capital, Inc. and not to any of its subsidiaries, unless we specify otherwise.

Issuer	Emergent Capital, Inc., a Florida corporation, is the issuer of the Notes.

Notes	$25.0 million in aggregate principal amount of % Senior Notes due 2021. We will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Over-Allotment Option	The underwriters may also purchase from us up to an additional $ million in aggregate principal amount of Notes to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Interest Rate	% per year, payable quarterly.

Maturity Date	February 15, 2021, unless redeemed or repurchased prior to maturity.

Interest Payment Dates	Each February 15, May 15, August 15 and November 15, commencing on May 15, 2016.

Security	Our obligations under the Notes will be secured in part pursuant to a pledge and escrow agreement. The Notes will not otherwise be secured. We will deposit into an escrow account cash equal to the sum of the first four scheduled interest payments for the Notes. This escrow account will be maintained until the Notes mature. To the extent the escrow account contains funds in excess of the remaining interest payments on the Notes, such excess funds may be released to us.

Ranking of Notes	The Notes will be our senior obligations and will rank senior to all of our current and future unsecured senior indebtedness to the extent of the collateral in an escrow account pledged to secure four interest payments, and will otherwise rank:

•	pari passu, or equal, with our future unsecured senior indebtedness;

•	senior to all of our future indebtedness that by its terms is expressly subordinate to the Notes;

•	structurally subordinate to all of the existing and future liabilities of our subsidiaries; and

•	effectively junior to future secured senior indebtedness to the extent of the collateral securing future secured senior indebtedness and pari passu thereafter.

As of September 30, 2015, and on an as adjusted basis to give effect to this offering (assuming no exercise of the underwriters’ over-allotment option), we would have had $ million of senior indebtedness, including the Notes, and $70.7 million in 8.50% Senior Unsecured Convertible Notes. Additionally, $215.0 million of indebtedness was outstanding under the Revolving Credit Facilities, which would have been structurally senior to the Notes.

Optional Redemption	The Notes may be redeemed in whole or in part (in a principal amount of $25 and integral multiples of $25 in excess thereof) at any time or from time to time at our option on or after February 15, 2018, upon not less than 30 days nor more than 60 days written notice prior to the date fixed for redemption thereof, at a redemption price equal to 105% of the principal amount from February 15, 2018 to February 14, 2019; 103% of the principal amount from February 15, 2019 to February 14, 2020; and 101% thereafter, in each case plus accrued and unpaid interest to, but not including, the redemption date.

Change of Control Offer to Purchase	If a Change of Control Repurchase Event as defined under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, we must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount plus any accrued and unpaid interest to, but not including, the repurchase date.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Notes are outstanding, we will provide to holders and prospective holders of Notes, without cost, copies of the annual reports and quarterly reports containing information that is substantially similar to the information that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto.

Certain Covenants	The Notes contain certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets, subject to a number of important qualifications and limitations. See “Description of the Notes — Other Covenants” in this prospectus supplement.

Except as set forth below, the indenture governing the Notes will not limit our or our subsidiaries’ ability to pay dividends, incur debt, incur liens, sell less than all or substantially all of our consolidated assets, enter into transactions with affiliates, enter into agreements that restrict the ability of our subsidiaries to make distributions to us or make investments.

Emergent Capital, Inc., the issuer of the Notes, cannot create, assume or incur any indebtedness secured by a lien upon any of its property,

now owned or later acquired, unless the Notes are equally and ratably secured with such indebtedness until such time as such indebtedness is no longer secured by a lien.

Use of Proceeds	We estimate that the net proceeds from the sale of the Notes in this offering will be approximately $ (or approximately $ if the underwriters fully exercise their over-allotment option), after deducting the underwriting discounts and commissions and estimated offering expenses. We will use the net proceeds for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Listing	We have applied to list the Notes on the NASDAQ Global Market under the trading symbol “EMGB.” If the application is approved, we expect trading in the Notes on the NASDAQ Global Market to begin within 30 days after the Notes are first issued.

Trading	The Notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not reflected in the trading price.

Book-Entry Form	The Notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificates representing the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, and such interests may not be exchanged for certificated Notes, except in limited circumstances.

Governing Law	New York

Trustee and Paying Agent	U.S. Bank National Association

Risk Factors	Investing in the Notes involves risks. Before deciding whether to invest in the Notes, you should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-6, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus.

RISK FACTORS

Investment in the Notes offered hereby will involve certain risks. In consultation with your own financial and legal advisors, you should carefully consider the risks below as well as the information included in this prospectus supplement and the accompanying prospectus together with the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Notes offered hereby is suitable for you.

Risks Related to the Notes

An active trading market for the Notes may not develop, be maintained or be liquid.

The Notes are new securities with no previously existing trading market. We have applied for listing of the Notes on the NASDAQ Global Market. If approved for listing, trading on the NASDAQ Global Market is expected to commence within 30 days after the original issue date of the Notes. However, there can be no assurance that the Notes will be approved for listing or, if listed, will continue to be listed for the entire term of the Notes. The underwriters have advised us that they initially intend to make a market in the Notes after completion of this offering, but will not be obligated to do so and may discontinue any market-marking activities at any time without notice. Accordingly, there can be no assurance that an active trading market for the Notes will ever develop or, if one develops, be maintained. Further, there can be no assurance as to the liquidity of any trading market that may develop for the Notes or your ability to sell your Notes when and at the price desired. Future trading prices of the Notes will depend on many factors, including our financial condition, liquidity, results of operations and prospects and the then-current ratings assigned to the Notes. Any trading market for the Notes will also be affected by other factors, including, without limitation:

•	the time remaining to the maturity of the Notes;

•	the outstanding principal amount of the Notes;

•	the terms related to optional redemption or repurchase of the Notes;

•	the market for similar debt securities of comparable companies; and

•	the level, direction and volatility of market interest rates generally.

We may not have sufficient funds to pay our debt and other obligations.

Our cash, cash equivalents, short-term investments and operating cash flows may be inadequate to meet our obligations under the Notes or our other obligations. At September 30, 2015, 596 of the policies we owned were pledged as collateral under our Revolving Credit Facilities. When those policies mature, distributions will be made pursuant to “waterfall” payment structures and any amounts available to us will vary based on the respective then current loan to value ratio under each facility. Proceeds from the policies pledged as collateral under the Red Falcon Revolving Credit Facility are distributed with 5% of policy proceeds first directed to the lenders. Thereafter, both Revolving Credit Facilities contemplate that proceeds will be directed to pay fees to service providers and premiums with any remaining proceeds directed to pay outstanding interest and, in the case of the Red Falcon Revolving Credit Facility only, required amortization of 8% per annum on the greater of the then-outstanding balance of the loan or the initial advance. Under both Revolving Credit Facilities, to the extent there are not sufficient remaining proceeds in the waterfall to satisfy the amount of required interest and, in the case of the Red Falcon Revolving Credit Facility, amortization then due, Red Falcon and White Eagle will pay any such shortfall amount, which may divert cash that would otherwise be available to service the Notes.

Under both Revolving Credit Facilities, after payment of interest and, in the case of the Red Falcon Revolving Credit Facility, required amortization, a percentage of the collections from policy proceeds are to be paid to the lenders, which will vary depending on the then loan-to-value ratio (“LTV”) as follows: (1) if the LTV is equal to or greater than 50%, all remaining proceeds will be directed to the lenders to repay the then outstanding principal balance; (2) if the LTV is less than 50% but greater than or equal to 25%, 65% of the remaining proceeds will be directed to the lenders to repay the then outstanding principal balance; or (3) if the LTV is less than 25%, 35% of the remaining proceeds will be directed to the lenders to repay the then outstanding principal balance, in each case, with remaining proceeds (“Excess LTV Payments”) directed to Red Falcon or White Eagle, as the case may be. Under the White Eagle Revolving Credit Facility, the Excess LTV Payments will cease after White Eagle has received $76.1 million and, once the debt under the facility is repaid, 50% of the remaining proceeds will generally be directed to the lenders with the remainder paid to White Eagle.

Accordingly, there can be no assurance as to when the proceeds from maturities of the policies pledged as collateral under the Revolving Credit Facilities will be distributed to us. In addition, we are not able to borrow money under our Revolving Credit Facilities to pay interest or principal on the Notes, and the obligation of the lender to fund revolving borrowings under the Red Falcon Revolving Credit Facility terminates on July 16, 2020, prior to the maturity of the Notes. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the Notes, we will be in default under the Notes, which could cause defaults under any other of our indebtedness then outstanding. Any such default would have a material adverse effect on our business, prospects, financial condition and operating results. There may be other events that could hurt our financial condition that would not entitle you to require us to repurchase your Notes.

The Notes are effectively subordinated to the obligations owed under the Revolving Credit Facilities, and the cash generated from the policies securing the Revolving Credit Facilities may not be used to pay the Notes.

In the event of our bankruptcy, liquidation or similar proceeding, the lenders under the Revolving Credit Facilities will be entitled to proceed against, or foreclose on, life insurance policies securing the facilities. As a result, the Notes are effectively subordinated to our Revolving Credit Facilities. In addition, because we are a holding company that conducts substantially all of our operations through our subsidiaries, our right, and therefore the right of our creditors, including the holders of the Notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

The Notes are unsecured and, therefore, are effectively subordinated to any future secured debt, and to the debt of our subsidiaries and any debt guaranteed by our subsidiaries.

Except to the extent of the collateral in an escrow account pledged to secure four interest payments, the Notes are not secured by any of our assets or those of our subsidiaries. In addition, the Notes are not guaranteed by our subsidiaries. As a result, the Notes are effectively subordinated to any future secured debt to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt will be entitled to be paid in full from our assets that secure their debt before such assets may be used to pay the holders of the Notes. In addition, since all of our material assets are held by our subsidiaries, we will depend on dividends and other payments from our subsidiaries to make payments of principal and interest on the Notes, except for those payments secured by the pledge and escrow agreement described under “Description of the Notes — Interest Escrow.”

The Notes are also effectively subordinated to all existing and future liabilities of our subsidiaries and any of our debt that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization are subject to the prior claims of the subsidiary’s creditors and of the holders of any debt or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any debt of the subsidiary senior to that held by us.

The indenture under which the Notes were issued contains limited protection for holders of the Notes.

The indenture under which the Notes were issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our, or any of our subsidiaries’, ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture do not restrict the ability of us or our subsidiaries to:

•	issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (3) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	incur debt or make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Notwithstanding the foregoing, however, the indenture under which the Notes will be issued will provide that Emergent Capital, Inc., as the issuer of the Notes, may not incur secured indebtedness unless the Notes are equally and ratably secured with such indebtedness.

In addition, the indenture requires us to offer to purchase the Notes only in connection with a “Change of Control Repurchase Event” (as defined in “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”).

The indenture also provides that Emergent Capital, Inc., as the issuer of the Notes, may enter into secured indebtedness only to the extent the Notes are equally and ratably secured with such indebtedness.

Furthermore, the terms of the indenture and the Notes will not protect holders of the Notes if we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.

Our ability to take the actions described above and other actions are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt that we may issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

We could enter into various transactions that could increase the amount of our outstanding debt, or adversely affect our capital structure or potential credit rating, or otherwise adversely affect holders of the Notes.

Subject to certain exceptions, the terms of the Notes do not prevent us from entering into a variety of acquisition, divestiture, refinancing, recapitalization or other highly leveraged transactions and do not prevent our subsidiaries from entering into any future secured indebtedness. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or potential credit rating or otherwise adversely affect the holders of the Notes.

The Notes are not rated, and the issuance of a credit rating could adversely affect the market price of the Notes.

The Notes have not been rated by any credit rating agency. In the future, the Notes may be rated by one or more of the credit rating agencies. If the Notes are rated, the rating could be lower than expected, and such a rating could have an adverse effect on the market price of the Notes. Furthermore, credit rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Notes. Any real or anticipated downgrade or withdrawal of any ratings of the Notes could have an adverse effect on the market price or liquidity of the Notes.

Ratings reflect only the views of the issuing credit rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Notes. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Notes may not reflect all risks related to us and our business or the structure or market value of the Notes.

Changes in the credit markets could adversely affect the market price of the Notes.

The market price for the Notes is based on a number of factors, including:

•	the prevailing interest rates being paid by other companies similar to us; and

•	the overall condition of the financial markets.

The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Notes.

An increase in market interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these Notes and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”), each holder of Notes will have the right to require us to repurchase all or any part of such holder’s Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Our failure to repurchase the Notes as required under the indenture governing the Notes would result in an event of default under the indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the Notes. In addition, the occurrence of a Change of Control Repurchase Event may constitute an event of default under our Revolving Credit Facilities.

We may issue additional Notes.

Under the terms of the indenture for the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional debt securities ranking equally and ratably with the Notes (other than the original issuance date, the public offering price and, under certain circumstances, the initial interest payment date), so that such additional debt securities will be consolidated and form a single series with the Notes so long as any such additional debt securities are fungible with the original Notes for U.S. federal income tax purposes.

Risks Related to Our Indebtedness and Organizational Structure

Our substantial leverage and significant debt service obligations could adversely affect our ability to fulfill our obligations and make it more difficult for us to fund our operations.

As of September 30, 2015, we had $285.7 million in outstanding long-term debt (without giving effect to the fair value of such indebtedness) consisting of borrowings under our subsidiaries’ Revolving Credit Facilities and our 8.50% senior unsecured convertible notes (the “Convertible Notes”). Our long-term indebtedness will immediately increase by the amount of Notes sold in this offering. Our substantial level of indebtedness could have important negative consequences to you and us, including:

•	we may have difficulty satisfying our debt obligations, including the Notes;

•	we may have difficulty refinancing our existing indebtedness or obtaining financing in the future for working capital, premium payments, portfolio lending, acquisitions or other purposes;

•	we will need to use a substantial portion of our available cash flow to pay interest and principal on our debt, which will reduce the amount of money available to finance our operations and other business activities;

•	our debt level increases our vulnerability to general economic downturns and adverse industry conditions;

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general; and

•	our leverage could place us at a competitive disadvantage compared to our competitors that have less debt.

While the terms of the financing arrangements governing our debt contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we could incur significant additional indebtedness in the future; the more we become leveraged, the more we become exposed to the risks described above. See “— We may issue additional Notes” above.

Additionally, any failure to comply with the covenants contained in our financing arrangements could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

We may require additional capital and there can be no assurance that we will be able to raise additional capital in a timely manner on favorable terms or at all.

Subject to borrowing base limitations and other conditions to funding, White Eagle and Red Falcon may borrow proceeds to pay premiums on the policies pledged as collateral under the Revolving Credit Facilities.

However, we estimate that, in addition to general overhead expenses, at December 31, 2015, we will need to pay approximately $4.2 million in premiums to keep our remaining 39 life insurance policies that have not been pledged as collateral under the Revolving Credit Facilities in force through December 31, 2016. Accordingly, we must proactively manage our cash and may need to raise additional capital in order to effectively run our businesses, service the Notes and the Convertible Notes, maintain the policies that have not been pledged under the Revolving Credit Facilities and opportunistically grow our assets. There can be no assurance, however, that we will, if needed, be able to raise additional capital on favorable terms or at all.

As part of our cash management and business strategy, we may, subject to the covenants in our debt arrangements, determine to sell all or a portion of our portfolio, but there can be no assurance that we can consummate any sales or that, if consummated, sales of policies will be at or above their carrying values. We may also, subject to the covenants in our debt arrangements, determine to stop paying premiums on certain of these policies that have a low return profile or as our portfolio management needs dictate. Our allowing policies to lapse could result in an event of default under the Revolving Credit Facilities and would create losses as the assets would be written down to zero.

We may have exposure to greater than anticipated tax liabilities.

Our income tax obligations are based in part on our corporate operating structure and intercompany arrangements, including the manner in which we own our life settlements and the valuations of our intercompany transactions. The tax laws applicable to our business, including the laws of the United States, Ireland and other jurisdictions, are subject to interpretation, and certain jurisdictions are aggressively interpreting their laws in new ways in an effort to raise additional tax proceeds from companies. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for intercompany arrangements and ownership of life settlements, which could increase our effective tax rate and harm our financial position and results of operations. We are subject to regular review and audit by U.S. federal and state authorities and from 2014 on, foreign tax authorities. Tax authorities may disagree with certain positions we have taken, and any adverse outcome of such a review or audit could have a material negative effect on our financial position and results of operations. In addition, the determination of our provision for income taxes and other tax liabilities requires significant judgment by management, and there are many transactions where the ultimate tax determination is uncertain. Although we believe that our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. In addition, our future income taxes could be adversely affected by changes in tax laws, regulations or accounting principles.

Changes in tax laws or tax rulings could materially affect our financial position and results of operations.

Changes in tax laws or tax rulings could materially affect our financial position and results of operations. The U.S., Ireland and many countries in the European Union are actively considering changes to existing tax laws. Certain proposals, including proposals with retroactive effect, could include recommendations that would significantly increase our tax obligations where we do business or where our subsidiaries own life insurance policies. Any changes in the taxation of either international business activities or ownership of life settlements may increase our effective tax rate and harm our financial position and results of operations and, under certain circumstances, may constitute an event of default under the Revolving Credit Facilities.

We may not be able to refinance the White Eagle Revolving Credit Facility.

The White Eagle Revolving Credit Facility contains covenants that may significantly limit our ability to refinance it. In addition, the lender under the White Eagle Revolving Credit Facility has a substantial interest in and priority rights to distributions of certain proceeds of policies pledged by White Eagle. Such covenants and such interest in and rights to distributions may significantly reduce our ability to attract replacement financing were we to seek to refinance the credit facility as a means of limiting adverse actions by the lenders in the exercise of their remedies in relation to any event of default.

We may be unable to deduct interest payments on debt that is attributed to policies that we own, which would reduce any future income and cash flows.

Generally, under the Internal Revenue Code of 1986, as amended, interest paid or accrued on debt obligations is deductible in computing a taxpayer’s federal income tax liability. However, when the proceeds of indebtedness are used to pay premiums on life insurance policies that are owned by the entity incurring the debt or otherwise used to support the purchase or ownership of life insurance policies, the interest in respect of such proceeds may not be deductible. Accordingly, so long as we use a portion of debt financing to pay the premiums on policies we own or to support our continued ownership of life insurance policies, the interest paid or accrued on that portion of the debt may not be currently deductible by us for federal income tax purposes. Although we have net operating losses that we may be able to use to reduce a portion of our future taxable income, the inability to currently deduct interest accrued on debt could have a material adverse effect on our future earnings and cash flows available for the payment of interest.

We may not have the cash necessary to repurchase the Convertible Notes when required.

We have issued $70.7 million in aggregate principal amount of Convertible Notes. Holders of the Convertible Notes will have the right to require us to repurchase the Convertible Notes upon the occurrence of a fundamental change at 100% of their principal amount, plus accrued and unpaid interest (including additional interest), if any. A fundamental change is deemed to occur whenever any of the following occurs:

(a) our common stock ceases to be listed or quoted on a national securities exchange in the United States,

(b) our shareholders approve any plans for liquidation or dissolution, or

(c) we experience a change in control represented by: (1) a majority of the members of our board of directors no longer being considered continuing directors, (2) a transaction whereby our shareholders own less than 50% of the surviving company after the transaction or (3) a person or group obtaining more than 50% of the voting power of the common stock.

However, we may not have enough available cash to make the required repurchase of the Convertible Notes at the applicable time and, in such circumstances, may not be able to obtain the necessary financing on favorable terms. In addition, our ability to repurchase the Convertible Notes may be limited by law or by the agreements governing our indebtedness that exist at the time of the repurchase. Our failure to repurchase the surrendered Convertible Notes when the repurchase is required by the indenture would constitute a default under the indenture governing the Convertible Notes. A default under the indenture could also lead to a default under the agreements governing our other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and to repurchase the Convertible Notes.

Risks Related to Our Business

The premiums necessary to maintain our life settlements assets are expected to increase as we continue to acquire additional policies.

We intend to use a portion of the proceeds from our offering of the Notes to make selective investments in the life settlement asset class. As our portfolio grows, so do the premiums necessary to keep our policies in force. Assuming no maturities through 2016, we would need to pay approximately $4.2 million in premiums to maintain the policies owned as of December 31, 2015 that are not pledged under the Revolving Credit Facilities. For the policies pledged as collateral under the Revolving Credit Facilities, White Eagle and Red Falcon are each eligible to borrow under their respective credit facilities to pay estimated premiums so long as the applicable borrower maintains compliance with the borrowing base formulas determined by the lender under their facilities.

Investigations by the SEC and IRS could materially and adversely affect our business, financial condition and results of operations.

On February 17, 2012, we first received a subpoena issued by the staff of the SEC seeking documents dating back to 2007, generally related to our premium finance business and corresponding financial reporting (the “SEC Investigation”). The SEC is investigating whether any violations of federal securities laws have occurred, and we have been cooperating with the SEC regarding this matter. We are unable to predict what action, if any, the SEC or its staff might take in the future as a result of the matters that are the subject to its investigation. We have not established any provision for losses in respect of this matter. No assurance can be given that the ultimate outcome of the SEC Investigation will not result in administrative, civil or other proceedings or sanctions against us or our employees by the SEC or any other state or federal regulatory agencies. Such proceedings may result in the imposition of fines and penalties, actions against us or our employees, modifications to business practices and compliance programs or the imposition of sanctions against us. Protracted investigations could also impose substantial costs and distractions, regardless of their outcomes. There can be no assurance that any final resolution of this and any similar matters will not have a material and adverse effect on our financial condition and results of operations. Additionally, certain contractual obligations require that we indemnify and advance the legal costs incurred by certain individuals, if any, in connection with the SEC Investigation. The obligation to advance expenses on behalf of these individuals and indemnify them, while currently unquantifiable, could be substantial, strain our liquidity position and could have a material adverse effect on our financial position and results of operations.

On February 19, 2014, the Company and certain of its subsidiaries received summonses from the IRS Criminal Investigation Division requiring us to produce information about us in connection with our legacy structured settlements business (the “IRS Investigation”). We are cooperating with the IRS Investigation but are unable to predict what action, if any, the IRS might take in the future as a result of the matters that are the subject of the summonses or what impact, if any, the cost of providing further information and documents might have on our financial condition, results of operations or cash flows. In addition, if the IRS Investigation results in a determination by the IRS that we have failed to comply with any of our obligations under the Internal Revenue Code or regulations thereunder, we could incur additional tax liability, restitution payment obligations, penalties, fines, interest payments or other liabilities, including criminal penalties and fines and a reduction in our net operating losses, that could have a material adverse effect on us, our personnel, our financial condition, our results of operations and/or our cash flows.

Our success in operating our life settlements business depends on making accurate assumptions about life expectancies and maintaining adequate cash balances to pay premiums.

We are responsible for paying all premiums necessary to keep the policies in our portfolio in effect that are not pledged as collateral under the Revolving Credit Facilities and will rely, in part, on distributions from the proceeds of policies pledged under the Revolving Credit Facilities to service the Notes. Therefore, our cash flows and the required amount of our cash reserves to pay premiums and service our indebtedness depend on the accuracy of our assumptions about life expectancies.

Life expectancies are estimates of the expected longevity or mortality of an insured and are inherently uncertain. A life expectancy obtained on an insured for a life insurance policy may not accurately predict the future longevity or mortality of the insured. Inaccurate forecasting of an insured’s life expectancy could result from, among other things:

•	advances in medical treatment (e.g., new cancer treatments) resulting in deaths occurring later than forecasted;

•	inaccurate diagnosis or prognosis;

•	changes to life style habits or the individual’s ability to fight disease, resulting in improved health;

•	reliance on outdated or incomplete age or health information about the insured, or on information that is inaccurate (whether or not due to fraud or misrepresentation by the insured); or

•	improper or flawed methodology or assumptions in terms of modeling or crediting of medical conditions.

In forecasting estimated life expectancies, we utilize third party medical underwriters to evaluate the medical condition and life expectancy of each insured. The firms that provide health assessments and life expectancy information may depend on, among other things, actuarial tables and model inputs for insureds and third-party information from independent physicians who, in turn, may not have personally performed a physical examination of any of the insureds and may have relied solely on reports provided to them by attending physicians or other health care providers with whom they were authorized to communicate. The accuracy of this information has not been and will not be independently verified by us or our service providers.

If life expectancy valuations underestimate the longevity of the insureds, the actual maturity date of the life insurance policies may be farther in the future than projected. Consequently, we may not have sufficient cash for payment of insurance premiums or to service our indebtedness, including the Notes. The extension of time to receive a return on our policies could have a material adverse effect on our ability to service the Notes and other indebtedness, business, financial condition and results of operations.

When we receive life expectancy reports, we apply them to a modified version of the 2008 Valuation Basic Table (“2008 VBT”), a mortality table developed by the U.S. Society of Actuaries (the “SOA”) to calculate a mortality factor that assists in generating the best estimate probabilistic cash flow stream by calculating a mortality curve that projects the probability of mortality for each period based on the calculated mortality factors and the death rates from the 2008 VBT. We modify the table by incorporating future mortality improvements to better reflect the curves used by life expectancy providers. During the quarter ended September 30, 2015, the SOA released tables for a new Valuation Basic Table (the “2015 VBT”). We have not adopted the 2015 VBT although we may do so in the future and are continuing to monitor the market reaction to the 2015 VBT as well as our portfolio’s mortality experience to determine whether future adoption of the 2015 VBT would be an appropriate change to our valuation technique. However, the 2015 VBT would suggest a reduced probabilistic cash flow stream for us over the next several years. Any actual reduction in cash flows would reduce our ability to service our indebtedness, including the Notes. Future changes in life expectancies or actuarial tables could have a material adverse effect on the fair value of our life settlements, which could have a material adverse effect on our business, financial condition and results of operations.

Contractions in the market for life insurance policies could make it more difficult for us to opportunistically sell policies that we own and may make it more difficult to borrow under the Revolving Credit Facilities.

A potential sale of a life insurance policy we own depends significantly on the market for life insurance, which may contract or disappear depending on the impact of potential government regulation, future economic conditions and/or other market variables. For example, the secondary and tertiary markets for life insurance policies incurred a significant slowdown in 2008, which lasted several years. Historically, many investors who invest in life insurance policies are foreign investors who are attracted by potential investment returns from life insurance policies issued by United States life insurers with high ratings and financial strength, as well as by the view that such investments are non-correlated assets — meaning changes in the equity or debt markets should not affect returns on such investments. Changes in the value of the United States dollar and corresponding exchange rates, as well as changes to the ratings of United States life insurers, can cause foreign investors to suffer a reduction in the value of their United States dollar-denominated investments and reduce their demand for such products, which could make it more difficult for us to opportunistically sell our life insurance policies.

The ability of White Eagle and Red Falcon to continue to draw borrowings under the Revolving Credit Facilities is, in each case, controlled by a borrowing base formula. To the extent the above noted and other factors result in market contractions, they will likely also negatively impact the value of the policies owned by

White Eagle and Red Falcon, which could decrease the respective borrowing base under the facilities. If either White Eagle or Red Falcon is unable to draw under the Revolving Credit Facilities, it may not be able to sustain its policies, which could lead to lapses or an event of default under the Revolving Credit Facilities.

Our fair value assumptions are inherently subjective and, if the fair value of our life insurance policies decreases, we will report losses with respect to the policies we own.

When we obtain ownership of a life insurance policy, we record the investment in the policy as an investment in life settlements at the transaction price as of the date of acquisition. At the end of each reporting period, we re-value the life insurance policies we own. To the extent that the calculation results in an adjustment to the fair value of the policy, we record this as a change in fair value of our investment in life insurance policies. This evaluation of the fair value of life insurance policies is inherently subjective as it requires estimates and assumptions that are susceptible to significant revision as more information becomes available. Using our valuation model, we determine the fair value of life insurance policies on a discounted cash flow basis. The most significant assumptions that we estimate are the life expectancy of the insured, expected premium payments and the discount rate. The discount rate is based upon current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy and our estimate of the risk margin an investor in the policy would require. Third party life expectancy providers review and analyze the medical records of an insured and provide us with a life expectancy estimate based on the insured’s health. We then calculate a mortality impairment factor for the insured as that factor which, when applied to our mortality table, reproduces the same life expectancy provided for that insured. We use the resulting mortality impairment factor to generate a series of probabilistic future cash flows for the policy, which we then discount and aggregate to arrive at the fair value of the policy. If we are unable to accurately estimate any of these factors, we may have to write down the fair value of our investments in life settlements, which could materially and adversely affect our results of operations and our financial condition.

Insurable interest concerns regarding a life insurance policy can also adversely impact its fair value. A claim or the perceived potential for a claim for rescission or a challenge to insurable interest by an insurance company or by persons with an insurable interest in the insured of a portion of or all of the policy death benefit can negatively impact the fair value of a life insurance policy. If the investigation by the U.S. Attorney’s Office for the District of New Hampshire that was subject to the non-prosecution agreement we executed in 2012 (the “USAO Investigation”), the SEC Investigation or the IRS Investigation cause us to experience more challenges to the life insurance policies that we own than we otherwise would experience, those challenges could negatively impact the fair value of the life insurance policies that we own. See Note (15) “Commitments and Contingencies — Litigation” to our consolidated financial statements (unaudited) in our quarterly report on Form 10-Q for the quarter ended September 30, 2015, which report is incorporated by reference in this prospectus supplement.

If the calculation of fair value results in a decrease in value, we record this reduction as a loss. If we determine that it is appropriate to increase the discount rate or adjust other inputs to our fair value model, if we are otherwise unable to accurately estimate the assumptions in our valuation model or if other factors cause the fair value of our life insurance policies to decrease, the carrying value of our assets and our business, financial condition and results of operations may be materially adversely affected.

Recent and future increases to the premiums due on life insurance policies that we own will adversely affect the fair value and our returns on such life insurance policies.

To keep the life insurance policies that we own in force, insurance premiums must be timely paid. Projected premium payments are a critical component of our fair value estimates, and any increase in expected premiums will likely decrease the fair value of a given life insurance policy and adversely affect the return on that policy. In 2015, certain insurance companies announced that they were increasing the cost of insurance on certain types of their issued policies, which will result in increases to the premium payments necessary to keep the affected policies in force. To date, we are aware that 21 policies that we own will be affected by these cost of insurance increases. While these increases have not impacted our results of operations for the quarter ended September 30, 2015, we estimate that the increases will cause the fair value of these 21 policies to decrease during the quarter ending December 31, 2015 by approximately $4 million to $5 million and will require us to incur additional costs to maintain these policies. Further cost of insurance increases could have a material adverse effect on our business, results of operations and the value of any affected policies.

The life insurance policies that we own may be subject to contest, rescission and/or non-cooperation by the issuing life insurance company, which may have a material adverse effect on our business, financial condition and results of operations.

All states require that the initial purchaser of a new life insurance policy insuring the life of an individual have an “insurable interest,” meaning a stake in the insured’s health and wellbeing, rather than the insured’s death, in such individual’s life at the time of original issuance of the policy. Whether an insurable interest exists in the context of the purchase of a life insurance policy is critical because, in the absence of a valid insurable interest, life insurance policies are unenforceable under most states’ laws. Where a life insurance policy has been issued to a policyholder without an insurable interest in the life of the individual who is insured, the life insurance company may be able to void or rescind the policy. Even if the insurance company cannot void or rescind the policy, the insurable interest laws of a number of states provide that persons with an insurable interest on the life of the insured may have the right to recover a portion or all of the death benefit payable under a policy from a person who has no insurable interest on the life of the insured. These claims can generally be brought only if the policy was originally issued to a person without an insurable interest in the life of the insured.

Many states have enacted statutes prohibiting stranger-originated life insurance, or STOLI, in which an individual purchases a life insurance policy with the intention of selling it to a third-party investor, who lacks an insurable interest in the insured’s life. Some insurance carriers have contested policies as STOLI arrangements, specifically citing the existence of certain nonrecourse premium financing arrangements as a basis to challenge the validity of the policies used to collateralize the financing. Additionally, if an insurance carrier alleges that there were misrepresentations or fraud in the application process for an insurance policy, they may sue us or others to contest or rescind that policy. If a policy that we own is subject to a successful contest or rescission, the fair value of the policy could be reduced to zero, negatively impacting the discount rates used to value our portfolio generally and our ability to sell policies. Generally, life insurance policies may only be rescinded by the issuing life insurance company within the contestability period, which, in most states is two years. Lack of insurable interest can in some instances form the basis of loss of right to payment under a life insurance policy for many years beyond the contestability period, and insurance carriers have been known to challenge claims for death benefits for more than five years from issuance of the policy. Litigation of various issues related to insurable interest by others may establish adverse legal precedents that could be used to support claims by carriers or others against us.

From time to time, insurance carriers have challenged the validity of policies owned by us or that once served as the underlying collateral for a premium finance loan made by us. See Note (15) “Commitments and Contingencies — Litigation” to our consolidated financial statements (unaudited) in our quarterly report on Form 10-Q for the quarter ended September 30, 2015, which report is incorporated by reference in this prospectus supplement. We believe the USAO Investigation and the SEC Investigation have caused us to experience more challenges to policies by insurers attempting to use such investigations as grounds for rescinding or contesting a policy. Any such future challenges may result in a cloud over title and collectability, increased costs, delays in payment of life insurance proceeds or even the voiding of a policy, and could have a material adverse effect on the ability to comply with the covenants in the Revolving Credit Facilities, our business, financial condition and results of operations.

Additionally, if an insurance company successfully rescinds or contests a policy, the insurance company may not be required to refund all or, in some cases, any of the insurance premiums paid for the policy. While we defend an action to contest or rescind a policy, we may have to continue making premium payments to the life insurance company. Hence, in the case of a contest or rescission, premiums paid to the carrier (including those paid during the pendency of a contest or rescission action) may not be refunded. If they are not, we may suffer a complete loss with respect to a policy, which may adversely affect our business, financial condition and results of operations.

Premium financed life insurance policies may be susceptible to a higher risk of fraud and misrepresentation on life insurance applications, which increases the risk of contest, rescission or non-cooperation by issuing life insurance carriers.

While fraud and misrepresentation by applicants and potential insureds in completing life insurance applications exist generally in the life insurance industry (especially with respect to the health and medical history and condition of the potential insured as well as the applicant’s net worth), such risk of fraud and misrepresentation may be heightened in connection with life insurance policies for which the premiums are financed through premium finance loans. In particular, there is a risk that applicants and potential insureds may not have truthfully or completely answered questions related to whether the life insurance policy premiums would be financed through a premium finance loan or otherwise, the applicants’ purpose for purchasing the policy or the applicants’ intention regarding the future sale or transfer of life insurance policies. Such risk may be further increased to the extent life insurance agents communicated to applicants and potential insureds regarding potential premium finance arrangements or transfers of life insurance policies through payment defaults under premium finance loans. In the ordinary course of our legacy premium finance business, our sales team received inquiries from life insurance agents and brokers regarding the availability of premium finance loans for their clients. However, any communication between the life insurance agent and the potential policyholder or insured is beyond our control and we may not know whether a life insurance agent discussed with the potential policyholder or the insured the possibility of a premium finance loan by us or the subsequent transfer of the life insurance policy. Consequently, notwithstanding the representations and certifications obtained from the policyholders, insureds and the life insurance agents, there is a risk that insurance carriers or others could contest policies we acquired through foreclosures of premium finance loans based on fraud or misrepresentation as to any information provided to the life insurance company, including the life insurance application. See Note (15) “Commitments and Contingencies — Litigation” to our consolidated financial statements (unaudited) in our quarterly report on Form 10-Q for the quarter ended September 30, 2015, which report is incorporated by reference in this prospectus supplement.

Misrepresentations, fraud, omissions or lack of insurable interest can also, in some instances, form the basis of loss of right to payment under a life insurance policy. Based on statements made in the non-prosecution agreement executed in connection with the USAO Investigation, there is a risk that policies that we own may increasingly be challenged by insurance carriers. Any such challenges to the policies may result in increased costs, delays in payment of life insurance proceeds or even the voiding of a policy, or a reduction in the fair value of a policy and could have a material adverse effect on our business, financial condition and results of operations.

As of September 30, 2015, of the 634 policies in our life settlement portfolio, 547 policies were previously premium financed.

Delays in payment and non-payment of life insurance policy proceeds can occur for many reasons, and any such delays may have a material adverse effect on our business, financial condition and results of operations.

A number of arguments may be made by former beneficiaries (including but not limited to spouses, ex-spouses and descendants of the insured) under a life insurance policy, by the beneficiaries of the trust that once held the policy, by the estate or legal heirs of the insured or by the insurance company issuing such policy, to deny or delay payment of proceeds following the death of an insured, including arguments related to lack of mental capacity of the insured, contestability or suicide provisions in a policy. The statements in the non-prosecution agreement we executed in connection with the USAO Investigation may make such delays more likely and may increase carrier challenges to paying out death claims. Furthermore, if the death of an insured cannot be verified and no death certificate can be produced, the related insurance company may not pay the proceeds of the life insurance policy until the passage of a statutory period (usually five to seven years) for the presumption of death without proof. Such delays in payment or non-payment of policy proceeds may have a material adverse effect on our business, financial condition and results of operations.

We compete with a number of other life settlement companies and investors and may encounter additional competition.

There are a number of other life settlement companies and investors that compete with us in the life settlement industry. Many are significantly larger and possess considerably greater financial, marketing, management and other resources than we do. The life settlement business could also prove attractive to new entrants. As a consequence, competition in this sector may increase. Increased competition could result in increased acquisition costs, changes to discount rates, margin compression and/or less favorable financing terms, each of which could materially adversely affect our income, which would have a material adverse effect on our business, financial condition and results of operations.

If a regulator or court decides that trusts that were formed to own the life insurance policies that once served as collateral for our premium finance loans do not have an insurable interest in the life of the insured, such determination could have a material adverse effect on our business, financial condition and results of operations.

Generally, there are two forms of insurable interests in the life of an individual, familial and financial. Additionally, an individual is deemed to have an insurable interest in his or her own life. It is also a common practice for an individual, as a grantor or settlor, to form an irrevocable trust to purchase and own a life insurance policy insuring the life of the grantor or settlor, where the beneficiaries of the trust are persons who themselves, by virtue of certain familial relationships with the grantor or settlor, also have an insurable interest in the life of the insured. In the event of a payment default on our premium finance loan, we generally acquired life insurance policies owned by trusts (or the beneficial interests in the trust itself) that we believe had an insurable interest in the life of the related insureds. However, a state insurance regulatory authority or a court may determine that the trust or policy owner did not have an insurable interest in the life of the insured or that we, as lender, only have a limited insurable interest. Any such determination could result in our being unable to receive the proceeds of the life insurance policy, which could lead to a total loss on our investment in life settlements. Any such loss or losses could have a material adverse effect on our business, financial condition and results of operations.

We depend on the creditworthiness of the life insurance companies that issued the policies comprising our portfolio. If a life insurance company defaults on its obligation to pay death benefits on a policy we own, we would experience a loss of our investment, which could have a material adverse effect on our business, financial condition and results of operations.

We depend on the creditworthiness of the life insurance companies that issued the policies that we own. We assume the credit risk associated with life insurance policies issued by various life insurance companies. The failure or bankruptcy of any such life insurance company or annuity company could have a material adverse impact on our financial condition and results of operation. A life insurance company’s business tends to track general economic and market conditions that are beyond its control, including extended economic recessions or interest rate changes. Changes in investor perceptions regarding the strength of insurers generally and the policies or annuities they offer can adversely affect our ability to sell or finance our assets. Adverse economic factors and volatility in the financial markets may have a material adverse effect on a life insurance company’s business and credit rating, financial condition and operating results, and an issuing life insurance company may default on its obligation to pay death benefits on the life insurance policies that we own. In such event, we would experience a loss of our investment in such life insurance policies, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports, and the trading price of our common stock may be negatively affected.

We are subject to Section 404 of the Sarbanes-Oxley Act (SOX), which requires us to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. We have consumed and will continue to consume management resources and incur expenses for SOX compliance on an ongoing basis. In addition, as we have reduced the number of our employees and moved certain of our operations to foreign subsidiaries, we have increased our reliance on third parties for various aspects of our internal controls. If we identify material weaknesses in our internal control over financial reporting, or if we are unable to comply with the requirements of Section 404 in a timely manner or are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports, the trading price of our common stock could be negatively affected and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Changes to statutory, licensing and regulatory regimes governing life settlements could have a material adverse effect on our activities and income.

Changes to statutory, licensing and regulatory regimes could result in the enforcement of stricter compliance measures or adoption of additional measures on us or on the insurance companies that stand behind the insurance policies that we own, which could have a material adverse impact on our business activities and income. The SEC issued a task force report in July 2010 recommending that sales of life insurance policies in life settlement transactions be regulated as securities for purposes of the federal securities laws. To date, the SEC has not made such a recommendation to Congress. However, if the statutory definitions of “security” were amended to encompass life settlements, we could become subject to additional extensive regulatory requirements under the federal securities laws, including the obligation to register sales and offerings of life settlements with the SEC as public offerings under the Securities Act of 1933 and, potentially, the obligation to register as an “investment company” pursuant to the Investment Company Act of 1940. Any legislation implementing such regulatory change or a change in the transactions that are characterized as life settlement transactions could lead to significantly increased compliance costs and increased liability risk and could adversely affect our ability to acquire or sell life insurance policies in the future, which could have a material adverse effect on our business, financial condition and results of operations.

Our former structured settlements business may expose us to future claims or contingent liabilities.

Pursuant to the terms of the asset purchase agreement we entered into in connection with the sale of our structured settlements business, we sold substantially all of that business’ operating assets while retaining substantially all of its liabilities. In addition, we agreed to indemnify the purchaser for certain breaches of representations and warranties regarding us and various aspects of our structured settlements business. Many of our indemnification obligations are subject to time and maximum liability limitations; however, in some instances our indemnification obligations are not subject to any limitations. Significant indemnification claims by the purchaser could materially and adversely affect our business, financial condition and results of operations.

Failure to maintain the security of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information or a violation of our privacy and security policies with respect to such information, could adversely affect us.

In connection with our business, we collect and retain significant volumes of certain types of personally identifiable and other information pertaining to insureds and counterparties. The legal, regulatory and contractual environment surrounding information security and privacy is constantly evolving. A significant actual or potential theft, loss, fraudulent use or misuse of customer, counterparty, employee or our data by cybercrime or otherwise, non-compliance with our contractual or other legal obligations regarding such data or a violation of our privacy and security policies with respect to such data could adversely impact our reputation and could result in significant costs, fines, litigation or regulatory action.

Disasters, disruptions and other impairment of our information technologies and systems could adversely affect our business.

Our businesses depend upon the use of sophisticated information technologies and systems, including third party hosted services and data facilities that we do not control. While we have developed certain disaster recovery plans and backup systems, these plans and systems are not fully redundant. A system disruption caused by a natural disaster, cybercrime or other impairment could have a material adverse effect on our results of operations and may cause delays, loss of critical data and reputational harm, and could otherwise prevent us from servicing our portfolio of life insurance policies.

The loss of any of our key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success depends to a significant degree upon the continuing contributions of our key executive officers, including Antony Mitchell, our chief executive officer. Mr. Mitchell has significant experience operating specialty finance businesses, which are highly regulated. If we should lose Mr. Mitchell, such loss could have a material adverse effect on our business, financial condition and results of operations. Moreover, we do not maintain key man life insurance with respect to any of our executives other than Mr. Mitchell.

USE OF PROCEEDS

Net proceeds of this offering, after deducting underwriting discounts and estimated expenses of this offering, are expected to be approximately $         million. The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including for working capital, to continue to make premium payments on certain life insurance policies that we own and to make selective investments in the life settlement asset class.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2015:

•	on an actual basis; and

•	on an adjusted basis to give effect to this offering, after the payment of the underwriting discount and estimated fees and expenses of $ related to this offering as if it occurred on that date.

You should read this table in conjunction with our consolidated financial statements (unaudited) in our quarterly report on Form 10-Q for the quarter ended September 30, 2015, which report is incorporated by reference in this prospectus supplement.

	September 30, 2015	September 30, 2015
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$31,260
Cash and cash equivalents (VIE)	$9,157

Long-term debt
8.50% Senior Unsecured Convertible Notes(1)	$57,867	$57,867
White Eagle Revolving Credit Facility, at estimated fair value	$157,946	$157,946
Red Falcon Revolving Credit Facility, at estimated fair value	$55,685	$55,685
Senior Notes offered hereby	—	$25,000

Total long-term debt	$271,498	$296,498

Total stockholders’ equity	$236,401	$236,401

Total capitalization	$507,899	$532,899

(1)	The outstanding principal amount at September 30, 2015 is $70.7 million. The amount shown above is the carrying value of the Convertible Notes, which is net of the unamortized debt discount that will continue to accrete up to the par value of such notes at maturity.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,	Year Ended December 31,
	2015(4)	2014(4)	2013(4)	2012	2011	2010
Ratio of earnings to fixed charges(1)(2)(3)	—	—	4.8	—	—	—

(1)	The consolidated ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized; (b) amortized premiums, discounts and capitalized expenses related to indebtedness; and (c) an estimate of the interest within rental expense. The term “earnings” is the amount resulting from adding the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; then subtracting from the total added items, the following: (i) interest capitalized and (ii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.
(2)	In the nine months ended September 30, 2015 and in the years ended December 31, 2014, 2012, 2011 and 2010, we incurred losses from operations, and as a result, our earnings were insufficient to cover our fixed charges by $23.7 million, $5.0 million, $42.1 million, $33.8 million and $11.8 million, respectively.
(3)	Earnings include net realized and unrealized gains or losses. Net realized and unrealized gains or losses can vary substantially from period to period. Please refer to our annual report on Form 10-K for the year ended December 31, 2014 and any subsequently filed quarterly reports on Form 10-Q for additional information.
(4)	The fixed charges used for purposes of calculating the ratio of earnings to fixed charges excludes change in fair value of the Revolving Credit Facilities, loss on extinguishment of debt and change in fair value of conversion derivative liability. For the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, the change in fair value of the Revolving Credit Facilities was $13.5 million, ($5.5 million) and ($9.4 million), respectively. For the nine months ended September 30, 2015 and the year ended December 31, 2013, the loss on extinguishment of debt was $8.8 million and $4.0 million, respectively. For the year ended December 31, 2014, change in fair value of conversion derivative liability was $6.8 million.

DESCRIPTION OF THE NOTES

We will issue the Notes under an Indenture to be dated as of the closing date of this offering, between us and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated as of the closing date of this offering. The Indenture, as supplemented by the First Supplemental Indenture, is referred to herein as the “indenture.” The terms of the Notes include those expressly set forth in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This section is intended to be an overview of the material provisions of the Notes and is intended to supplement, and to the extent of any inconsistency replace, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which we refer you. The following summary of the terms of the Notes and the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. You may request a copy of the indenture from us as described under “Where You Can Find More Information.” Those documents, and not this description, define your legal rights as a holder of the Notes. The following description supplements, and supersedes to the extent it is inconsistent with, the statements under “Description of Debt Securities” in the accompanying prospectus.

For purposes of “Description of the Notes,” the terms “we,” “us” and “our” refer only to Emergent Capital, Inc. and not to any of its subsidiaries, unless we specify otherwise.

General

The Notes will be issued in an initial principal amount of $25.0 million ($         million if the underwriters’ over-allotment option is exercised in full). We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price, issue date and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the Notes offered hereby, provided that such additional notes are fungible with the Notes offered hereby for U.S. federal income tax purposes. The Notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single series of notes for all purposes under the indenture.

The Notes will be issued only in fully registered, book-entry form, in denominations of $25 and integral multiples thereof, except under the limited circumstances described below under “— Certificated Securities” in this prospectus supplement.

Except as described under “— Other Covenants,” “— Events of Default, Notice and Waiver” and “— Merger or Consolidation” below, the indenture does not contain any provisions that would necessarily protect holders of the Notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

Optional Redemption

We may, at our option, at any time and from time to time, on or after February 15, 2018, redeem the Notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Notes at the redemption prices set forth below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Period	Redemption Price
2018	105%
2019	103%
2020	101%

On and after any redemption date, interest will cease to accrue on the Notes called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and any accrued interest on the Notes to be redeemed on such date. If we are redeeming less than all of the Notes, the trustee under the indenture must select the Notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount redeemed plus any accrued and unpaid interest to, but not including, the date of the Change in Control. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party (a) makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and (b) purchases all Notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Our failure to repurchase the Notes upon a Change of Control Repurchase Event would result in a default under the indenture. If the holders of the Notes exercise their right to require us to repurchase the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the Notes. See “Risk Factors — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Change of Control” means the occurrence of the following:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of our assets on a consolidated basis to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), provided that a pledge of assets pursuant to any secured debt instrument of our subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

•	the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate voting power of Emergent Capital, Inc.’s issued and outstanding Equity Interests; or

•	the acquisition of direct or indirect Control of us by any person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date of the closing of the offering of the Notes) not in Control of us on the date of the closing of the offering of the Notes.

provided that, for the purposes of this definition, no Change of Control shall be deemed to occur by reason of our becoming a wholly-owned subsidiary of a Successor Parent.

“Change of Control Repurchase Event” means the occurrence of a Change of Control.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise.

“Equity Interests” means, with respect to any person, all of the shares of capital stock of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or acquisition from such person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Successor Parent” means any person for which Equity Interests of such person representing more than 50% of the aggregate voting power of the issued and outstanding Equity Interests of such person immediately after the time we become a wholly-owned subsidiary of such person, are beneficially owned (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof) by one or more persons that beneficially owned Equity Interests representing more than 50% of the aggregate voting power of our issued and outstanding Equity Interests immediately prior to our becoming a wholly-owned subsidiary of such person and in substantially the same proportion as immediately prior to our becoming a wholly-owned subsidiary of such person.

Listing

We have applied to list the Notes on the NASDAQ Global Market. We expect trading in the Notes to begin within 30 days of the original issue date.

Interest

Interest on the Notes will accrue at the rate of     % per year from and including                     , 2016 or the most recent interest payment date to which interest has been paid, and will be payable quarterly in arrears on each February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2016. We will pay interest to those persons who were holders of record of such Notes on the first day of the month corresponding to an interest payment date: February 1, May 1, August 1 and November 1, the record date preceding each interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will not provide a sinking fund for the Notes.

If any interest payment date or the stated maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

Interest Escrow

Our obligations under the Notes will be secured in part pursuant to a pledge and escrow agreement. The Notes will not otherwise be secured. We will deposit into an escrow account cash equal to the sum of the first four scheduled interest payments for the Notes. This will be approximately $         million if the underwriters’ over-allotment option is exercised in full.

We will invest the funds in the escrow account in money market securities issued by permitted money market funds. Permitted money market funds are funds with assets consisting of cash, securities of the U.S. government and permitted government-sponsored enterprises and privately issued money market securities that have been rated by at least one national rating agency and received the highest credit rating (currently A1 in the case of Standard & Poor’s Rating Service and P1 in the case of Moody’s Investor Service, Inc.) from each such agency that has rated them.

The pledge and escrow agreement provides for the grant by us to the escrow agent on behalf of the trustee of security interests in the escrow account for the equal benefit of the holders of the Notes. The security interests secure the payment and performance when due of our obligations under the Notes and the indenture, as provided in the pledge and escrow agreement. The ability of holders of the Notes to realize upon such funds or securities may be subject to certain bankruptcy law limitations in the event of our bankruptcy.

We will be required to ensure that the escrow account contains at all times money market securities issued by permitted money market funds with a principal amount equal to the total aggregate amount of the next four scheduled interest payments on the Notes. Funds will be disbursed from the escrow account to pay the last four scheduled interest payments on the Notes or, at our option, we may elect to make the interest payments from our available funds. If at any time the escrow account has funds with an aggregate value in excess of the remaining interest payments on the Notes, such excess funds may be released to us. All cash contained in the escrow account may be invested in money market securities issued by permitted money market funds pending release. Upon the acceleration of the maturity of the Notes or our failure to pay principal at maturity or upon repurchase of the Notes, the pledge and escrow agreement will provide for the foreclosure by the trustee (and/or the escrow agent at its direction and on its behalf) upon the net proceeds of the escrow account. In the event of such a foreclosure, the proceeds of the escrow account will be applied

•	first, to amounts owing to the trustee in respect of fees and expenses of the trustee, and

•	second, to the obligations under the Notes, on a pro rata basis, based upon the aggregate principal amount of the Notes at such time then outstanding.

Ranking

Except to the extent of the collateral in the escrow account described above under Interest Escrow, the Notes will be our general unsecured senior obligations that rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally with all our other unsecured senior indebtedness. The Notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will also be effectively subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. Any right by us to receive the assets of any of our subsidiaries upon a liquidation or reorganization of that subsidiary, and the consequent right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of our subsidiaries and are subject to various business considerations. As a result, we may be unable to gain significant, if any, access to the cash flow or assets of our subsidiaries.

Except as described in “— Other Covenants” below, the indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, that we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee. As of September 30, 2015, we had unsecured indebtedness of $70.7 million and our subsidiaries had $215.0 million of total indebtedness, all of which was secured.

Maturity

The Notes will mature on February 15, 2021.

Certain Covenants

Payment of Principal, Interest or Additional Amounts. We will duly and punctually pay the principal of and interest on, or any additional amounts payable with respect to, the Notes in accordance with their terms.

Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for the Notes for notice and demand purposes and for the purposes of presenting or surrendering Notes for payment, registration of transfer, or exchange.

Reports. So long as any Notes are outstanding under the indenture, we will file with the trustee, within 30 days after we have filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of these Sections, then we will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, to the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Other Covenants

Emergent Capital, Inc., the issuer of the Notes, cannot create, assume or incur any indebtedness secured by a lien upon any of its property, now owned or later acquired, unless the Notes are equally and ratably secured with such indebtedness until such time as such indebtedness is no longer secured by a lien.

Consolidation, Merger and Sale of Assets

The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another legal entity. These transactions are permitted if:

•	(A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, no event of default exists; and

•	the trustee shall have received an officer’s certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture.

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries.

If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default, Notice and Waiver

The following are events of default under the indenture:

•	our failure to pay the principal on any Note when due, whether at maturity, upon redemption or otherwise;

•	our failure to pay an installment of interest on any Note when due, if the failure continues for 30 days after the date when due;

•	our failure to comply with our obligations under “— Consolidation, Merger and Sale of Assets” above;

•	our failure to comply with any other term, covenant or agreement contained in the Notes or the indenture or any document, instrument or agreement securing the Notes, if the failure is not cured within 90 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the Notes then outstanding, in accordance with the indenture;

•	an event of default under any debt owed by us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $5.0 million becoming due and payable prior to the date on which it would otherwise have become due and payable unless such acceleration is rescinded by the holders or trustee of such debt; and

•	our failure or the failure by any of our significant subsidiaries, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for us or any of our significant subsidiaries exceeds $5.0 million, which are not stayed on appeal;

•	the failure of the pledge and escrow agreement to be in full force and effect, or enforceable, before its expiration in accordance with its terms; or

•	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our “significant subsidiaries” or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary.”

If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest on, all Notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest on, all Notes will automatically become immediately due and payable.

After any acceleration of the Notes, the holders of a majority in aggregate principal amount of the Notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and

•	certain amounts due to the trustee are paid.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding Notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or interest on, any Note; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding Note affected.

We will promptly notify the trustee upon our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they have actual knowledge of any default or event of default by us in performing any of our obligations under the indenture or the Notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, except as described in the following sentence, the trustee must mail to each registered holder of Notes a notice of the default or event of default within 30 days after receipt of the notice. The trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or

•	is not in the payment or delivery of any amounts due (including principal or interest) with respect to any Note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Limitation on Suits

The indenture limits the right of holders of the Notes to institute legal proceedings. No holder will have the right to bring a claim under the indenture unless:

•	the holder has previously given written notice to the trustee that an event of default with respect to the Notes is continuing;

•	the holders of not less than 25% of the aggregate outstanding principal amount of the Notes shall have made a written request to the trustee to pursue the claim and furnished the trustee, if requested, security or an indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply within 60 days of receipt of the request and the offer of security or indemnity; and

•	during such 60-day period, no direction inconsistent with a request has been given to the trustee by the holders of a majority of the aggregate principal amount of the Notes.

Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Satisfaction and Discharge

The indenture provides, with respect to the Notes, that we may satisfy and discharge our obligations under the Notes and the indenture if:

(a) (i) all Notes previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(ii) the Notes not previously delivered to the trustee for cancellation have become due and payable, or mature within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we, in each case, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose money and/or government obligations the payments of principal and interest on which when due (and without reinvestment) will provide money in such amounts as will (together with any money irrevocably deposited in trust with the trustee, without investment) be sufficient to pay and discharge the entire indebtedness on the Notes for principal (and premium, if any) and interest, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, if any, and all repayment dates (in the case of Notes repayable at the option of the holders thereof); provided, however, that in the event a petition for relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law is filed with respect to us within 91 days after the deposit, our obligations under the indenture with respect to the Notes shall not be deemed terminated or discharged, and in such event the trustee shall be required to return the deposited money and government obligations then held by the trustee to us;

(b) we have paid or caused to be paid all other sums payable by us under the indenture; and

(c) we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Notwithstanding such satisfaction and discharge, our obligations to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of the Notes in certain circumstances and, if money or government obligations have been deposited with the trustee as contemplated above, the obligations of us and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture.

Modification and Waiver

The indenture provides that supplements to the indenture and the supplemental indenture may be made by us and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of Notes, with the consent of the holders of a majority in principal amount of the outstanding Notes; provided that no such supplemental indenture may, without the consent of the holder of each Note affected thereby, among other things:

(a) change the stated maturity of the principal of, or any interest or additional amounts on, such Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of or any interest or additional amounts with respect to any Note is payable, or impair or affect the right of any holder of Notes to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding Notes, the consent of the holders of which is required for any supplemental indenture, the consent of holders required for any waiver provided for in the indenture;

(c) modify any of the provisions of the sections of the indenture relating to supplemental indentures with the consent of the holders or waivers of past defaults, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) release any lien securing the Notes except as contemplated by the document, instrument or agreement establishing such lien.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has been included expressly and solely for the benefit of one or more particular series of securities, or that modifies the rights of the holders of the securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

The indenture provides that we and the trustee may, without the consent of the holders of Notes, enter into additional supplemental indentures in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or surrender any of our rights or powers;

•	add additional events of default for any series;

•	change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

•	permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

•	change or eliminate any of the provisions of the indenture, provided that any such change or elimination (a) shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions or (b) shall not apply to any debt security outstanding;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture not inconsistent with any provision of the indenture, provided such other provisions provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

•	change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

•	comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

•	supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

•	conform text of the indenture or any debt securities to the description thereof in any prospectus supplement, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, as provided in an officers’ certificate;

•	provide for the issuance of additional Notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	conform the text of the indenture, the Notes or any document, instrument or agreement securing the Notes to the descriptions set forth in this prospectus supplement, as supplemented by any issuer free writing prospectus, to the extent that any such description was intended to be a verbatim recitation of a provision of the indenture, the Notes or any document, instrument or agreement securing the Notes; or

•	to make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by our board of directors.

Trustee

The trustee for the Notes is U.S. Bank National Association. We have appointed the trustee as the paying agent and registrar with regard to the Notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the Notes, the trustee must eliminate the conflict or resign. The trustee and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the Notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have provided the trustee with such indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand, subject to certain conditions.

Denominations, Interest, Registration and Transfer

The Notes will be issued in registered form, without interest coupons, in denominations of integral multiples of $25 principal amount, in the form of global securities. We will not impose a service charge in connection with any transfer or exchange of any Note. See “— Global Notes; Book-Entry Form” for a description of transfer restrictions that apply to the Notes.

Global Notes; Book-Entry Form

Global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

Beneficial interests in a global note may be held directly through DTC if the holder is a participant in DTC or indirectly through organizations that are participants in DTC.

Except in the limited circumstances described below and in “— Certificated Securities,” holders of Notes will not be entitled to receive Notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of Notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the Notes represented by such global note for all purposes under the indenture and the Notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global note.

Payments of principal and interest under each global note will be made to DTC or its nominee as the registered owner of such global note. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

The information in this section concerning DTC, DTC’s book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Neither we nor the trustee will be liable or responsible for DTC, Euroclear or Clearstream.

Certificated Securities

The trustee will exchange beneficial interests in a global note for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 120 days;

•	we, at our option, notify the trustee that we have elected to cause the issuance of Notes in definitive form under the indenture; or

•	an event of default has occurred and is continuing.

Settlement and Payment

We will make payments in respect of Notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities.

We expect the Notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the Notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in the State of New York.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes issued pursuant to this offering. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, regulated investment companies, REITs, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Holders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Holders”) and other persons subject to special tax rules. This summary deals only with investors who hold their Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is not intended to be, and should not be construed as, tax advice.

The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the IRS could challenge the statements in this summary, which do not bind the IRS or the courts, and that a court could agree with the IRS.

We urge you to consult your own tax advisor regarding the tax consequences to you of ownership of the Notes in light of your particular circumstances, including the consequences to you under U.S. federal income tax laws, other U.S. federal tax laws (such as estate and gift), and the laws of any other applicable foreign, state, local or other taxing jurisdiction.

As used herein, a “U.S. Holder” means a beneficial owner of Notes who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, or any of its states, or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Notes, you should consult your tax advisor regarding the consequences of the ownership and disposition of Notes by the partnership.

Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the Notes. For example, if we repurchase the Notes in connection with a change of control (see “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”), we must pay a 1% premium. In addition, we may redeem the Notes on or after February 15, 2018, and upon such a redemption we may be required to pay amounts in excess of accrued interest and principal on the Notes as described in “Description of Notes — Optional Redemption.” The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” According to those regulations, the possibility that additional payments will be made will not cause the Notes to be contingent payment debt instruments if, as of the date the Notes are issued, there is only a remote chance that such payments will be made, the amount of such payments is incidental, or certain other exceptions apply. We believe that the likelihood that we will be obligated to repurchase the Notes upon a change of control and pay the 1% premium is remote and/or that the 1% premium is incidental. Therefore, we do not intend to treat the potential payment of these amounts as subjecting the Notes to the contingent payment debt rules. Under current U.S. Treasury Regulations, the optional redemption at a potential premium does not cause the Notes to be subject to the contingent payment debt rules because such redemption would increase the yield on the Notes and therefore is deemed not to be exercised by us.

Therefore, we have determined (and the remainder of this discussion assumes) that the Notes are not contingent payment debt instruments. Our determination is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the Notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to challenge successfully our determination and the Notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the Notes, regardless of their method of tax accounting, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note.

In the event that any of the above contingencies were to occur, it would affect the amount and timing of the income recognized by a U.S. holder. If any additional payments are in fact made, U.S. holders will be required to recognize such amounts as income.

Taxation of Taxable U.S. Holders

Interest. The stated interest on the Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

It is expected, and the discussion below assumes, that the Notes will not be issued with original issue discount for U.S. federal income tax purposes.

Market Discount. If you purchase Notes after original issuance for an amount that is less than their stated redemption price at maturity, the amount of the difference will be treated as a “market discount” for U.S. federal income tax purposes, unless that difference is less than a de minimis amount (1/4 of 1 percent of the stated principal amount multiplied by the number of complete years to maturity of your purchase). Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the Notes as ordinary income to the extent of the market discount that you have not previously included in income and has accrued on the Notes at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the Notes or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on your indebtedness, if any, incurred or continued to purchase or carry Notes with market discount.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Notes, unless you elect to accrue on a constant yield basis. You may elect to include market discount in income currently as it accrues, on either a ratable or constant yield basis, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium. If you purchase Notes for an amount in excess of the sum of all amounts payable on the Notes after the purchase date other than qualified stated interest, you will be considered to have purchased the Notes at a “premium.” You generally may elect to amortize the premium over the remaining term of the Notes on a constant yield basis as an offset to interest when includible in income under your regular accounting method, and a reduction of your tax basis in the Notes. If you do not elect to amortize bond premium, the premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Notes. Your election to amortize premium on a constant yield basis will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Notes. You generally will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of the Notes, in an amount equal to the difference between:

•	the amount of cash and the fair market value of other property received in exchange for the Notes, other than amounts attributable to accrued but unpaid stated interest (which will be subject to tax as ordinary income to the extent not previously included in income); and

•	your adjusted tax basis in the Notes.

Your adjusted tax basis in a Note generally will equal the cost of the Note (A) increased by the amount of accrued market discount, if any, previously included in income with respect to the Note and (B) decreased by the amount of (1) any payments other than qualified stated interest payments and (2) any amortizable bond premium claimed by you as an offset to interest income.

Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if the Note has been held by you for more than one year. Long-term capital gain for non-corporate taxpayers is currently subject to reduced rates of federal income taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax. The Medicare tax will apply to interest on the Notes and gain from the disposition of the Notes. If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Notes.

Taxation of Tax-Exempt Holders

Interest income accrued on the Notes generally should not be unrelated business taxable income to a tax-exempt holder. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the Notes generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the Notes with debt, a portion of the interest income and gain attributable to the Notes would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in the Notes.

Taxation of Non-U.S. Holders

The term “Non-U.S. Holder” means a holder of Notes that is not a U.S. Holder or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex. This section is only a summary of such rules. We urge Non-U.S. Holders to consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of Notes, including any reporting requirements.

Interest. Interest paid to a Non-U.S. Holder of Notes generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exception,” provided that:

•	interest paid on the Notes is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our shares that are entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code or a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the Non-U.S. Holder provides a certification, which is generally made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and signed under penalties of perjury, that it is not a United States person. If the Notes are held through a financial institution or other agent acting on behalf of the Non-U.S. Holder, such holder may be required to provide appropriate documentation to his or her agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

A payment of interest to a Non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected with a United States trade or business will be subject to U.S. federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate such withholding.

A Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder and, if an applicable tax treaty provides, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In some circumstances, such effectively connected income received by a Non-U.S. Holder which is a corporation may be subject to an additional “branch profits tax” at a 30% base rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the Non-U.S. Holder must provide a properly executed IRS W-8BEN or W-8BEN-E (or other applicable form) or IRS Form W-8ECI (or successor form), as applicable, prior to the payment of interest.

Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale or Retirement of Notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, exchange or redemption of a Note unless:

•	the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such Non-U.S. Holder.

Except to the extent that an applicable tax treaty provides otherwise, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of the Notes if such gain is effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the Non-U.S. Holder. In certain circumstances, a Non-U.S. Holder that is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income.

Information Reporting and Backup Withholding Applicable to Holders of Notes

U.S. Holders

Certain U.S. Holders may be subject to information reporting requirements on payments of principal and interest on the Notes and payments of the proceeds of the sale, exchange, or redemption of the Notes, and backup withholding, currently imposed at a rate of 28%, may apply to such payments if the U.S. Holder:

•	fails to furnish an accurate taxpayer identification number, or TIN, to us in the manner required;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

A U.S. Holder that fails to provide a correct TIN may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or a credit against such U.S. Holder’s federal income tax liability, provided that the requisite procedures are followed.

U.S. Holders of Notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders

A Non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest on the Notes if it certifies as to its status as a Non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the Non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest to Non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (“FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest on, or gross proceeds from the sale or other disposition of, the Notes paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Internal Revenue Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and generally withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. A payment amount that is subject to withholding under FATCA will not also be subject to U.S. federal withholding tax or backup withholding.

Under the applicable Treasury Regulations, withholding under FATCA generally will apply to payments of interest on the Notes and, with respect to sales or other dispositions of the Notes on or after January 1, 2019, the payments of gross proceeds.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

UNDERWRITING

We are offering the Notes described in this prospectus supplement through the underwriters named below. Ladenburg Thalmann & Co. Inc. and Compass Point Research & Trading, LLC are acting as joint book-running managers of this offering. Subject to the terms and conditions stated in the underwriting agreement dated                     , 2016, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount
Ladenburg Thalmann & Co. Inc.	$
Compass Point Research & Trading, LLC

Total		$25,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment Option

The underwriters have been granted an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $         aggregate principal amount of Notes at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the offering of the Notes offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to limited conditions, to purchase approximately the same percentage of additional principal amount of Notes as the number listed next to the underwriter’s name in the preceding table bears to the aggregate principal amount of Notes listed next to the names of all underwriters in the preceding table.

Commissions and Discounts

An underwriting discount of     % per Note will be paid by us. This underwriting discount will also apply to any Notes purchased pursuant to the overallotment option.

The following table shows the underwriting discount and commission that we are to pay to the underwriters (and the proceeds, before expenses, to us) in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Notes.

	Per Note	Without Option	With Option
Public offering price	$	$	$
Underwriting discount and commission	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain other Financial Industry Regulatory Authority, Inc. members at the public offering price less a concession not in excess of     % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of $         of the public offering price per Note set forth on the cover page of this prospectus supplement. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us. This amount includes up to $50,000 that we have agreed to reimburse to the underwriters for certain fees and expenses incurred in connection with the offering.

In addition, we have granted Ladenburg Thalmann & Co. Inc. a right of first refusal to act as the sole sales agent for any “at-the-market” offering of any additional notes of the same series as the Notes for a period of two years from the date of the closing of this offering.

No Sales of Similar Securities

We have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities substantially similar to the Notes issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities substantially similar to the Notes issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date of this prospectus without first obtaining the written consent of Ladenburg Thalmann & Co. Inc. This consent may be given at any time.

Listing

The Notes are a new issue of securities with no established trading market. The Notes are expected to be approved for listing on the NASDAQ Global Market, under the symbol “EMGB.” If the application is approved, we expect trading in the Notes on the NASDAQ Global Market to begin within 30 days after the original issue date. Currently there is no public market for the Notes.

We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Settlement

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally settle in three business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade Notes prior to the third business day preceding the closing date for the Notes will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include covering transactions and stabilizing transactions. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Electronic Offer, Sale and Distribution of Notes

The underwriters may make prospectuses available in electronic format. A prospectus in electronic format may be made available on a website maintained by the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may allocate a limited principal amount of the Notes for sale to their online brokerage customers. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters or selling group members is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters and should not be relied on by investors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us and our affiliates for which they have received or will be entitled to receive separate fees.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters and their affiliates that may in the future have a lending relationship with us may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The principal business address of Ladenburg Thalmann & Co. Inc. is 570 Lexington Avenue, 12th Floor, New York, New York 10022. The principal business address of Compass Point Research & Trading, LLC is 1055 Thomas Jefferson Street NW, Suite 303, Washington, D.C. 20007.

VALIDITY OF NOTES

The validity of the Notes offered hereby will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida. The validity of the Notes offered hereby will be passed upon for the underwriters by Nelson Mullins Riley  & Scarborough LLP, Washington, D.C.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

IMPERIAL HOLDINGS, INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell from time to time up to $200.0 million of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “IFT.”

Investment in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2014.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “company,” “we,” “us,” “our” and “ours” refer to Imperial Holdings, Inc. and its subsidiaries on a combined basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed substantially since those dates.

“Forward-Looking” Information

The information included or incorporated by reference into this prospectus contains statements that the company believes to be “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that is not a statement of historical fact, including, without limitation, statements regarding the company’s business strategy and plans and objectives of management for future operations or that may predict, forecast, indicate or imply future results, performance or achievements. The words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such words or words or expressions of similar meaning are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, and all such forward-looking statements involve risks and uncertainties, many of which are beyond the company’s ability to control. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Certain factors that could cause results to differ materially from those projected in the forward-looking statements, including, among other things:

•	our results of operations;

•	continuing costs associated with indemnification and continuing cooperation obligations related to the investigation into our legacy premium finance business by the United States Attorneys’ Office for the District of New Hampshire (“USAO”) (the “USAO Investigation”), an investigation by the U.S. Securities and Exchange Commission (“SEC”) (the “SEC Investigation”) and with an investigation by the Internal Revenue Services (“IRS”) (the “IRS Investigation”);

•	adverse developments, including financial ones, associated with the USAO Investigation, the SEC Investigation and the IRS Investigation, other litigation and judicial actions or similar matters;

•	our ability to continue to comply with the covenants and other obligations, including the conditions precedent for additional fundings, under the revolving credit facility (the “Revolving Credit Facility”) entered into by the Company’s subsidiary, White Eagle Asset Portfolio, LP;

•	our ability to receive distributions from policy proceeds from life insurance policies pledged as collateral under the revolving credit facility;

•	our ability to obtain financing on favorable terms or at all for life insurance policies that have not been pledged as collateral under our revolving credit facility;

•	our ability to continue to make premium payments on the life insurance policies that we own;

•	loss of business due to negative press from the non-prosecution agreement executed in connection with the USAO Investigation, the SEC Investigation, the IRS Investigation, litigation or otherwise;

•	increases to the discount rates used to value the life insurance policies that we own;

•	inaccurate estimates regarding the likelihood and magnitude of death benefits related to life insurance policies that we own;

•	changes in mortality rates and inaccurate assumptions about life expectancies;

•	changes in life expectancy calculation methodologies by third party medical underwriters;

•	changes to actuarial life expectancy tables;

•	lack of mortalities of insureds of the life insurance policies that we own;

•	increased carrier challenges to the validity of our owned life insurance policies;

•	delays in the receipt of death benefits from our portfolio of life insurance policies;

•	challenges to the ownership of the policies in our portfolio;

•	costs related to obtaining death benefits from our portfolio of life insurance policies;

•	the effect on our financial condition as a result of any lapse of life insurance policies;

•	deterioration of the market for life insurance policies and life settlements;

•	our ability to sell the life insurance policies we own at favorable prices, if at all;

•	adverse developments associated with uncooperative co-trustees;

•	loss of the services of any of our executive officers;

•	adverse court decisions regarding insurable interest and the obligation of a life insurance carrier to pay death benefits or return premiums upon a successful rescission or contest;

•	our inability to grow our businesses;

•	liabilities associated with our legacy structured settlement business;

•	changes in laws and regulations;

•	adverse developments in capital markets;

•	disruption of our information technology systems;

•	our failure to maintain the security of personally identifiable information pertaining to our customers, counterparties and insureds;

•	regulation of life settlement transactions as securities;

•	our limited operating experience and our ability to successfully implement our lending strategy;

•	deterioration in the credit worthiness of the life insurance companies that issue the policies included in our portfolio;

•	increases in premiums on life insurance policies that we own;

•	the effects of United States involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts; and

•	changes in general economic conditions, including inflation, changes in interest or tax rates and other factors.

IMPERIAL HOLDINGS, INC.

We were founded in December 2006 as a Florida limited liability company and in connection with our initial public offering, in February 2011, Imperial Holdings, Inc. succeeded to the business of Imperial Holdings, LLC and its assets and liabilities. Through our subsidiaries, we own a portfolio of 593 life insurance policies, also referred to as life settlements, with a fair value of $336.8 million and an aggregate death benefit of approximately $2.9 billion at June 30, 2014. The Company primarily earns income on these policies from changes in their fair value and through death benefits.

More comprehensive information about us and our financial information is available through our website at www.imperial.com and in our recent filings with the SEC. For additional information, see the sections in this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” The information on our website is not incorporated by reference into this prospectus.

Our office is located at 701 Park of Commerce Boulevard — Suite 301, Boca Raton, Florida 33487, and our telephone number is (561) 995-4200.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including the repayment of debt, lending against portfolios of life insurance policies, acquiring businesses and investing in other businesses. Pending such use, we may temporarily invest the net proceeds in short-term investments.

FINANCIAL RATIOS

The following table shows our consolidated ratio of earnings to (i) fixed charges and (ii) combined fixed charges and preferred stock dividends for the periods indicated:

	For the six months ended June 30, 2014	For the year ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)(2)(3)	—	7.3	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends(2)(3)(4)	—	7.3	—	—	—	—

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense. The term “earnings” is the amount resulting from adding the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; then subtracting from the total added items, the following: (a) interest capitalized and (b) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.
(2)	In the six months ended June 30, 2014 and in the years ended December 31, 2012, 2011, 2010 and 2009, we incurred losses from operations, and as a result, our earnings were insufficient to cover our fixed charges by $9.8 million, $42.1 million, $33.8 million, $11.8 million and $4.2 million, respectively.
(3)	Earnings include net realized and unrealized gains or losses. Net realized and unrealized gains or losses can vary substantially from period to period. Please refer to our annual report on Form 10-K for the year ended December 31, 2013 and any subsequently filed quarterly reports on Form 10-Q for additional information.
(4)	The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preferred stock dividend requirements of consolidated subsidiaries. The term “preferred stock dividend” is the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred securities. The term “earnings” is the amount resulting from adding the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; then subtracting from the total added items, the following: (a) interest capitalized; (b) preferred dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We refer to this indenture as the “indenture.” If a different indenture for a series of debt securities is used, such indenture will be filed with the SEC and described in a prospectus supplement.

The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General Terms

The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured debt. None of our subsidiaries, if any, will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of any such subsidiaries.

We may issue the debt securities in one or more separate series of debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	whether the debt securities of the series will be issued in whole or in part;

•	whether the debt securities of the series will be issued in the form of a global security and, if so, the name of the applicable depositary and global exchange agent;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities of the series will be subordinated in right of payment to senior indebtedness; and

•	any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own tax and financial advisors on these important matters before purchasing these or any other securities offered pursuant to this prospectus.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully- registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, which we refer to in this prospectus as DTC, and registered in its name or in the name of Cede & Co. or other nominee of DTC. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

DTC has advised us that:

•	DTC is:

•	a “banking organization” within the meaning of the New York banking law;

•	a limited purpose trust company organized under the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	DTC holds securities for DTC participants and facilitates the settlement of securities transactions between DTC participants through electronic book-entry transfers and pledges, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

Neither we nor the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of debt securities,” for purposes of the indenture, will be DTC or its nominee, the trustee will not recognize beneficial holders of debt securities as “holders of debt securities,” and beneficial holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

•	we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Consolidation, Merger or Sale by the Company

The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another legal entity. These transactions are permitted if:

•	(A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, no event of default exists. (Section 801); and

•	the trustee shall have received an officer’s certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture.

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries. (Section 803).

If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802).

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	an event of default under any debt by the company or any significant subsidiary of the company (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $50,000,000 becoming or being declared due and payable;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The indenture requires us to furnish an officer’s certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1008). The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indenture

We, as well as the trustee for any series of debt securities, may enter into one or more supplemental indentures, without the consent of, or notice to, the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

•	permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•

change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the

Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

•	comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

•	supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

•	conform text of the indenture or any debt securities to the description thereof in any prospectus supplement;

•	cure any ambiguity or correct any mistake; or

•	to make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by the board of directors of the company (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	change any obligation of the company to pay additional amounts;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•	we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.” (Sections 403 and 1401).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1401).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Outstanding Debt Securities

In February 2014, we issued $70.7 million in an aggregate principal amount of 8.50% senior unsecured convertible notes due 2019 (the “Notes”). The Notes were issued pursuant to an indenture dated February 21, 2014, between us and U.S. Bank National Association, as trustee.

The Notes are general senior unsecured obligations and rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The Notes are effectively subordinate to all of our secured indebtedness to the extent of the value of the asset collateralizing such indebtedness. The Notes are not guaranteed by our subsidiaries.

The maturity date of the Notes is February 15, 2019. The Notes accrue interest at the rate of 8.50% per annum on the principal amount of the Notes, payable semi-annually in arrears on August 15 and February 15 of each year with the first interest payment on August 15, 2014.

The Notes are convertible into shares of common stock at any time prior to the close of business on the second scheduled trading day immediately preceding maturity date. The Notes may be converted into shares of common stock initially at a conversion rate of 147.9290 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $6.76 per share of common stock), subject to adjustment.

We may not redeem the Notes prior to February 15, 2017. On and after February 15, 2017, and prior to maturity date, we may redeem for cash all, but not less than all, of the Notes if the last reported sale price of our common stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date we deliver notice of the redemption. The redemption price will be equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if we call the Notes for redemption, a make-whole fundamental charge will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate by a number of additional shares of common stock for holders who convert their notes prior to the redemption date.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share, and 40,000,000 shares of undesignated preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of August 31, 2014, 21,402,990 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and bylaws. This description is only a summary. For more detailed information, you should refer to the exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Each holder of our common stock is entitled to one vote for each share held by such holder on all matters to be voted upon by our shareholders, and there are no cumulative voting rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of the Company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation authorizes the issuance of shares of up to 40,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Warrants

Prior to the closing of our initial public offering, we issued warrants to purchase a total of up to 4,240,521 shares of our common stock. One-third of the warrants have an exercise price equal to $12.90, one-third of the warrants have an exercise price equal to $14.5125, and one-third of the warrants have an exercise price equal to $16.125. The warrants expire seven years after the date of issuance and vest ratably over four years. In the event of a change of control, all of the unvested warrants will vest. The exercise price may be paid in cash, or through a cashless exercise by reducing the number of shares otherwise issuable to the holder, based on the closing price of our common stock on the last business day before the exercise date.

In April 2014, as part of the consideration to settle litigation, warrants to purchase 2,000,000 shares of our common stock were issued into an escrow account. The warrants have a five-year term from the date they are distributed from the account with an exercise price of $10.75.

We also have $70.7 million in aggregate principal amount of Notes outstanding that may be converted into shares of common stock initially at a conversion rate of 147.9290 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $6.76 per share of common stock), subject to adjustment.

Anti-Takeover Effects of Florida Law and Our Articles of Incorporation and Bylaws

Certain provisions of Florida law, our articles of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the shareholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. Our articles of incorporation prohibit our shareholders from acting without a meeting by written consent. Our articles further require holders of not less than 50% of the voting power of our common stock to call a special meeting of shareholders. These provisions may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Certain Provisions of Florida Law

We are subject to anti-takeover provisions that apply to public corporations organized under Florida law unless the corporation has elected to opt out of those provisions in its articles of incorporation or its bylaws. We have not elected to opt out of these provisions.

Control-Share Acquisitions. The Florida Business Corporation Act contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Business Corporation Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation;

•	one-third or more, but less than a majority, of all voting power of the corporation; or

•	a majority or more of all voting power of the corporation. The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors before the acquisition; or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

Affiliated Transactions. The Florida Business Corporation Act provides that an “affiliated transaction” of a Florida corporation with an “interested shareholder,” as those terms are defined in the statute and discussed more fully below, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Business Corporation Act defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Business Corporation Act include, with specified exceptions:

•	mergers and consolidations to which the corporation and the interested shareholder are parties;

•	sales or other dispositions of assets to the interested shareholder representing 5% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder;

•	issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

•	any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

•	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate or associate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The two-thirds shareholder approval requirement does not apply if, among other things, subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors;

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

•	specified fair price and procedural requirements are satisfied.

If anyone should acquire shares in this rights offering that would exceed such threshold, they will retain voting rights for such shares since our board of directors has approved such acquisition in connection with this rights offering.

Florida Insurance Code. One of our subsidiaries, Imperial Life Settlements, LLC, a Delaware limited liability company, is licensed as a viatical settlement provider and regulated by the Florida Office of Insurance

Regulation. As a Florida viatical settlement provider, Imperial Life Settlements, LLC is subject to regulation as a specialty insurer under certain provisions of the Florida Insurance Code. Under applicable Florida law, no person can acquire, directly or indirectly, 10% or more of the voting securities of a viatical settlement provider or its controlling company, including Imperial Holdings, Inc., without the written approval of the Florida Office of Insurance Regulation.

The Florida Office of Insurance Regulation may disapprove an acquisition of beneficial ownership of 10% or more of our voting securities by any person who refuses to apply for and obtain regulatory approval of such acquisition. In addition, if the Florida Office of Insurance Regulation determines that any person has acquired 10% or more of our voting securities without obtaining regulatory approval, it may order that person to cease the acquisition and divest itself of any shares of such voting securities which may have been acquired in violation of the applicable Florida law. The Florida Office of Insurance Regulation may also suspend or revoke Imperial Life Settlements, LLC’s license if it finds that an acquisition of our voting securities was made in violation of the applicable Florida law and would render the further transaction of its business hazardous to its customers, creditors, shareholders or the public.

Indemnification and Limitation of Liability

The Florida Business Corporation Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnification.

The indemnification provisions of the Florida Business Corporation Act require indemnification if a director, officer, employee or agent has been successful in defending any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The indemnity covers expenses actually and reasonably incurred in defending the action.

The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers, directors and employees under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. Our chief executive officer has signed an employment agreement that provides for indemnification and advancement of expenses to the fullest extent permitted by Florida law. The officer must repay such expenses if it is subsequently found that the officer is not entitled to indemnification. Exceptions to this additional indemnification include criminal violations by the officer, transactions involving an improper personal benefit to the officer and willful misconduct or conscious and reckless disregard for our best interests.

Our bylaws provide for the indemnification of directors, officers, employees and agents and, upon certain circumstances, provide for the advancement of expenses incurred in connection with the defense of any proceeding that the director, officer, employee or agent was a party to by reason of the fact that he or she is or was a director, officer, employee or agent of our corporation, or at our request, a director, officer, employee or agent of another corporation. Our bylaws also provide that we may purchase and maintain insurance on behalf of any director, officer, employee or agent against liability asserted against the director, officer, employee or agent in such capacity.

Under the Florida Business Corporation Act, a director is not personally liable for monetary damages to us or to any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances. Those circumstances include violations of criminal law (unless the director had reasonable cause to believe that such conduct was lawful or had no reasonable cause to believe such conduct was unlawful), transactions in which the director derived an improper personal benefit, transactions involving unlawful distributions, and conscious disregard for the best interest of the corporation or willful misconduct (only if the proceeding is by or in the right of the corporation). As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

Additionally, the settlement of the class actions consolidated and designated as Fuller v. Imperial Holdings, et al., the shareholder derivative action entitled Robert Andrzejczyk v. Imperial Holdings, Inc., et al., and the related insurance coverage declaratory relief complaint filed by Catlin Insurance Company (UK) Ltd. contemplates that we will advance the cost of legal expenses and otherwise indemnify certain of our directors and officers (including our former directors and certain employees) who would otherwise be entitled to coverage under portions of our director and officer liability insurance policies. The obligation to advance and indemnify on behalf of these individuals, while currently unquantifiable, may be substantial and could have a material adverse effect on our financial position and results of operations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “IFT.”

DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common or preferred stock purchasable upon the exercise of warrants to purchase common or preferred stock and the price at which such number of shares of common or preferred stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or preferred stock, holders of such warrants will not have any of the rights of holders of debt securities, common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, debt securities, common stock or preferred stock at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, shares of common stock, debt securities or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed April 17, 2014;

•	our Quarterly Reports on Form 10-Q filed on May 8, 2014 and July 30, 2014;

•	our Current Reports on Form 8-K filed on February 13, 2014 (excluding Item 7.01 and the exhibit related thereto), February 21, 2014, May 20, 2014 and June 9, 2014; and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed January 31, 2011, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Imperial Holdings, Inc.

Attn: Investor Relations

701 Park of Commerce Boulevard, Suite 301

Boca Raton, Florida 33487

(561) 995-4200

You can also find these filings on our website at www.imperial.com. We are not incorporating the information on our website other than these filings into this prospectus.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our securityholders; or (vi) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP unless otherwise indicated in the applicable prospectus supplement. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$25,000,000

Emergent Capital, Inc.

    % Senior Notes due 2021

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann	Compass Point

February     , 2016